SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT


     THIS SEVENTH AMENDMENT TO PARTICIPATION AGREEMENT (hereinafter, as it may be modified, amended or supplemented from time to time, called this "Amendment"), made and entered into as of April 2, 2001, among (i) AVADO BRANDS, INC. formerly known as Apple South, Inc., a corporation organized and existing under the laws of Georgia (herein, together with its successors and assigns permitted hereunder, called the "Lessee"), (ii) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("First Security"), not in its individual capacity except as expressly provided herein, but solely as Owner Trustee under Apple South Trust No. 97-1 (herein in such capacity, together with its successors and assigns permitted hereunder, called the "Owner Trustee"),
(iii) STI CREDIT CORPORATION, a Nevada corporation, as assignee of SunTrust Bank, formerly known as SunTrust Bank, Atlanta, in its capacity as the holder of the beneficial interest in the trust estate established under Apple South Trust No. 97-1 (in such capacity as of the date hereof, the "Holder", and together with its successors and assigns permitted hereunder, called the "Holders"), (iv) the financial institutions now parties to the Participation Agreement (as defined below) as Lenders (each herein in such capacity, together with its successors and assigns permitted hereunder, called a "Lender" and collectively, the "Lenders"), and (v) SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of Georgia, ("SunTrust"), as collateral agent and administrative agent for the Lenders and the Holders (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

     WHEREAS, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent are parties to that certain Participation Agreement, dated as of September 24, 1997, as amended by the First Amendment to the Participation Agreement, dated as of March 27, 1998, as amended by the Second Amendment to the Participation Agreement, dated as of August 14, 1998, as amended by the Third Amendment to the Participation Agreement, dated as of November 13, 1998, as amended by the Fourth Amendment to the Participation Agreement, dated as of February 22, 1999, as amended by the Fifth Amendment to Participation Agreement, dated as of August 24, 1999, and as amended by the Sixth Amendment to Participation Agreement dated as of December 22, 2000 (as so amended, the "Participation Agreement");

     WHEREAS, the Owner Trustee and the Lessee are parties to that certain Master Equipment Lease Agreement, dated as of September 24, 1997, as amended by the First Amendment to Lease Agreement, dated as of March 27, 1998, as amended by the Second Amendment to Lease Agreement, dated as of May __, 1999, and as amended by the Third Amendment to Lease Agreement, dated as of December 22, 2000 (as so amended, the "Lease Agreement");

     WHEREAS, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent have agreed to amend the Participation Agreement in certain respects and to waive certain covenant defaults, as described more particularly below.

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent agree as follows:

                                 A. DEFINITIONS

     Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement for all purposes of this Amendment. The General Provisions of Appendix A to the Participation Agreement are hereby incorporated by reference herein.

                                  B. AMENDMENTS

     1. Amendment to Existing Section 5.4: Section 5.4 of the Participation Agreement (Adjusted Total Debt/Adjusted Total Capital Ratio) is hereby amended by deleting Section 5.4 in its entirety and substituting in its place the following revised Section 5.4:

     5.4 Adjusted Total Debt/Adjusted Total Capital Ratio.

     The Adjusted Total Debt/Adjusted Total Capital Ratio will not exceed: (i) .78:1 as of the end of the Fiscal Quarter ending closest to December 31, 2000;
and (ii) .80:1, as of the end of each Fiscal Quarter subsequent thereto.

     2. Amendment to Existing Section 5.5: Section 5.5 of the Participation Agreement (Fixed Charge Coverage Ratio) is hereby amended by deleting Section
5.5 in its entirety and substituting in its place the following revised Section 5.5:

     5.5 Fixed Charge Coverage Ratio.

     Lessee's Fixed Charge Coverage Ratio, measured on a rolling four (4) Fiscal Quarters' basis, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending closest to December 31, 2000, shall be not less than the ratio prescribed below for each Fiscal Quarter prescribed below corresponding thereto:

                       Fiscal Quarter Ending:                        Ratio
                       ---------------------                         -----
                       December 31, 2000                             1.10:1
                       April 4, 2001                                 1.05:1
                       July 1, 2001                                  1.05:1
                       September 30, 2001                            1.20:1
                       December 31, 2001                             1.40:1

     3. Amendment to Existing Section 5.6: Section 5.6 of the Participation Agreement (Total Debt/EBITDA Ratio) is hereby amended by deleting Section 5.6 in its entirety and substituting in its place the following revised Section 5.6:

         5.6      Total Debt/EBITDA Ratio.

     The ratio which (i) the Adjusted Total Debt of the Lessee and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to December 31, 2000, bears to (ii) the EBITDAR of the Lessee and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter, shall be not more than the ratio prescribed below as of the end of each Fiscal Quarter corresponding thereto:


                  Fiscal Quarter Ending:                             Ratio
                  ---------------------                              -----
                  December 31, 2000                                  6.30:1
                  April 4, 2001                                      6.65:1
                  July 1, 2001                                       7.05:1
                  September 30, 2001                                 6.35:1
                  December 31, 2001                                  5.35:1


     In computing EBITDAR in respect of the foregoing ratio, the ratio set forth in Section 5.7 below and the minimum amount of EBITDAR set forth in Section 5.7A below, (a) any asset or stock dispositions by the Lessee consisting of the sale of a business line, segment or other group of related restaurants occurring within a Fiscal Quarter shall be accounted for by reducing EBITDAR by the individual EBITDAR attributable to each store within such group for such Fiscal Quarter and the three (3) preceding Fiscal Quarters or, in the event that any such restaurant had negative individual EBITDAR for such periods, by increasing EBITDAR by the amount of such negative EBITDAR; and (b) any asset or stock acquisitions by the Lessee, to the extent otherwise then permitted to occur hereunder (and without implying such permission), consisting of the purchase of a business, line, segment or other group of related restaurants occurring within a Fiscal Quarter shall be accounted for by increasing EBITDAR by the individual EBITDAR attributable to each store within such group for such Fiscal Quarter and for the three (3) preceding Fiscal Quarters or, in the event that any such store had negative individual EBITDAR for such periods, by decreasing EBITDAR by the amount of such negative EBITDAR; in each instance, on an historical basis, in a manner which the Lessee shall determine, but subject to prior review with, and approval by, the Administrative Agent.

     4. Amendment to Existing Section 5.7: Section 5.7 of the Participation Agreement (Total Senior Debt/EBITDA Ratio) is hereby amended by deleting Section
5.7 in its entirety and substituting in its place the following revised Section 5.7:

     5.7 Total Senior Debt/EBITDA Ratio.

     The ratio which (i) the Total Senior Debt of the Lessee and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to December 31, 2000, bears to (ii) EBITDA of the Lessee and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter (adjusted, however, for EBITDA in the same manner as reflected in Section 5.6 for EBITDAR), shall be not more than the amounts prescribed below for each Fiscal Quarter prescribed below corresponding thereto:

                  Fiscal Quarter Ending:                             Ratio
                  ---------------------                              -----
                  December 31, 2000                                  4.00:1
                  April 4, 2001                                      4.35:1
                  July 1, 2001                                       4.85:1
                  September 30, 2001                                 4.00:1
                  December 31, 2001                                  4.00:1

     5. Amendment to Existing Section 5.7A:Section 5.7A of the Participation Agreement (Minimum EBITDA) is hereby amended by deleting Section 5.7A in its entirety and substituting in its place the following revised Section 5.7A:

     5.7A Minimum EBITDA.

     EBITDA of the Lessee and its Consolidated Subsidiaries for each of the following Fiscal Quarters shall be at least that amount prescribed opposite such Fiscal Quarter:


                   Fiscal Quarter Ending:                             EBITDA
                   ---------------------                              ------
                   December 31, 2000                                 $3,100,000
                   April 4, 2001                                    $14,300,000
                   July 1, 2001                                     $18,800,000
                   September 30, 2001                               $16,900,000
                   December 31, 2001                                $16,800,000
                   and thereafter


     6. Amendment to Existing Section 5.8: Section 5.8 of the Participation Agreement (Negative Pledge) is hereby amended by deleting Section 5.8 in its entirety and substituting in its place the following revised Section 5.8:

     5.8 Negative Pledge.

     The Lessee will not, nor will the Lessee permit any Subsidiary to, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except: (i) the Morgan Liens, (ii) Liens on the Hops Marks to the extent necessary to reflect and permit the licensing thereof to the SPV under the Hops Marks License, (iii) those Liens, if any, described on Schedule 5.8, concerning existing Debt of the Lessee, to be set forth and described more particularly therein, together with any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any such Lien, provided that such Debt is not secured by any additional assets, and the amount of such Debt secured by any such Lien is not increased; (iv) Liens incidental to the conduct of its business or the ownership of its Properties which (A) do not secure Debt and (B) do not in the aggregate materially detract from the value of its

Properties or materially impair the use thereof or the operation of its business, including, without limitation, easements, rights of way, restrictive covenants, zoning and other similar restrictions on real property; (v) materialmen's, mechanics', warehousemen's, carriers', landlords' and other similar statutory Liens which secure Debt or other obligations that are not past due, or, if past due are being contested in good faith by the Lessee or the appropriate Subsidiary by appropriate proceedings; (vi) Liens for taxes not delinquent or taxes being contested in good faith and by appropriate proceedings; (vii) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (viii) deposits to secure performance of bids, trade contracts, leases, statutory obligations (to the extent not excepted elsewhere herein); (ix) grants of security and rights of setoff in deposit accounts, securities and other properties held at banks or financial institutions to secure the payment or reimbursement under overdraft, letter of credit, acceptance and other credit facilities; (x) rights of setoff, banker's liens and other similar rights arising solely by operation of law; (xi) Purchase Money Liens, provided that the Purchase Money Debt secured thereby is permitted under Section 5.20(viii); (xii) rights of lessors under Capital
Leases, provided that the Debt secured thereby is permitted under Section 5.20(viii); and (xiii) rights of lessors in respect of Properties leased to the Lessee or its Subsidiaries under operating leases, to the extent permitted under
Section 5.34.

     7. Amendment to Existing Section 5.11:Section 5.11 of the Participation Agreement (Consolidations, Mergers and Sales of Assets) is hereby amended by deleting Section 5.11 in its entirety and substituting in its place the following revised Section 5.11:

     5.11 Consolidations, Mergers and Sales of Assets.

     The Lessee will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or engage in any Asset Sale, or discontinue or eliminate any business line or segment, provided, however, that any Subsidiaries of the Lessee may (i) merge or consolidate with each other or with the Lessee (so long as the Lessee is the corporation surviving such merger), or (ii) sell assets to each other or to the Lessee; and, provided, further, that the Lessee may consummate Asset Sales so long as, unless otherwise approved in writing by the Required Lenders, each of the following conditions is met: (i) the Asset Sales are to Persons other than Affiliates, (ii) the Asset Sales are made for cash only,
(iii) the Net Cash Proceeds from all such Asset Sales are applied in the manner provided in Section 2.9.2 of the Credit Agreement, and for no other purpose,
(iv) no Default has occurred which is then continuing or otherwise would result from such sale occurring, and (v) either (A) if the Asset Sale concerns Collateral in excess of One Hundred Thousand Dollars ($100,000) in market value or net book value (whichever is greater), the prior written consent of the Required Lenders shall be required as with condition to such Asset Sale or, (B) if the Asset Sale concerns Collateral in excess of One Million Dollars ($1,000,000) in market value or net book value (whichever is greater), the prior written consent of all Lenders shall be required as a condition to such Asset Sale. The term "Asset Sales," as used herein, shall extend to and include, without limitation, sale-leaseback transactions. Notwithstanding, however, the preceding terms of this Section 5.11, so long as no Default or Event of Default shall have occurred, no consent of the Lenders shall be required for any Asset Sale otherwise made in conformity with the preceding terms of this Section 5.11 (but for the provision concerning consents) if, but only if, such Asset Sale concerns the Properties listed on Schedule 5.11 and the Net Cash Proceeds derived therefrom are not less than ninety percent (90%) of the targeted amount prescribed below opposite each such listed Property (the foregoing herein called, for each such Property, "Minimum Net Cash Proceeds"; and the Administrative Agent may, without the consent of any Bank, release the Liens of the Administrative Agent on any such properties made subject to any Asset Sale permitted hereunder, provided that such Minimum Net Cash Proceeds are received as prescribed hereinabove prior thereto and applied as prescribed in Section
2.9.2 of the Credit Agreement.

     8. Amendment to Existing Section 5.13:Section 5.13 of the Participation Agreement (Compliance with Laws; Payment of Taxes) is hereby amended by adding the following proviso at the end of such section:

     In respect of the foregoing, the Lessee acknowledges that the Administrative Agent may or, at the request of the Lenders, the Administrative Agent shall conduct (or cause to be conducted by one or more representatives, including certified public accountants) a periodic audit of the Lessee's and its Subsidiaries' payment of all property taxes, sales and use taxes, payroll taxes, and income taxes as and when due and payable to federal, state or local governmental authorities, all at the Lessee's expense.

     9. Amendment to Existing Section 5.19(b): Section 5.19(b) of the Participation Agreement (Capital Expenditures) is hereby amended by deleting
Section 5.19(b) in its entirety and substituting in its place the following revised Section 5.19(b):

     (b) Capital Expenditures. Make Capital Expenditures in the ordinary course of business; provided, however, commencing with the Fiscal Year ending closest to December 31, 2000, Capital Expenditures shall be limited in amount as follows: (i) for the Fiscal Year ending closest to December 31, 2000,
$54,000,000; (ii) for the Fiscal Year ending closest to December 31, 2001, $23,000,000; provided, however, that, within the Fiscal Year ending closest to December 31, 2001, in addition to the aforesaid overall, annual limitation (A) Capital Expenditures shall not exceed, in any event (1) $7,000,000 for the Fiscal Quarter ending April 4, 2001, (2) $13,000,000, on a cumulative basis, for the two (2) Fiscal Quarters' period ending July 1, 2001, and (3) $20,000,000, on a cumulative basis, for the three (3) Fiscal Quarters' period ending September 30, 2001, and (B) no such Capital Expenditures in excess of $3,000,000 may be made in any one Fiscal Quarter in such Fiscal Year unless and until the
Administrative Agent has received financial statements from the Lessee confirming its continuing compliance with all Financial Covenants including this clause (ii) as of and for the preceding Fiscal Quarter; and (iii) for the interim period from the first day of the Fiscal Year beginning closest to January 1, 2002 through the Termination Date, $2,000,000. In addition to the foregoing, in each Fiscal Year subsequent to the Fiscal Year ending closest to December 31, 2000, Capital Expenditures shall not be made for the purchase of land or buildings or real estate interests other than fixtures and leasehold improvements on land and buildings in which the Lessee acquired an interest prior to the beginning of such Fiscal Year except that, so long as no Default exists, the Lessee may acquire a leasehold interest in real property located within, or adjacent to, Fanueil Hall, Boston, Massachusetts for the purpose of constructing a McCormick & Schmick's restaurant thereon, provided, however, that: (i) the Lessee must use its reasonable best efforts to consummate a sale-leaseback arrangement in respect of such location in conjunction with its purchase (or within a reasonable time thereof) which, as part thereof, will include the payment of sufficient funds to the Lessee to reimburse itself for all monies then spent to date by the Lessee in regard thereto (with such monies to be applied by Lessee, as and when received, in the same manner as Asset Recoveries, as provided in Sections 2.7.3 and 2.9.2 of the Credit Agreement);
(ii) the Lessee must use its reasonable best efforts to obtain the consent of the eventual lessor (and any sublessor) of such location to permit the Lessee to execute a leasehold mortgage favoring the Administrative Agent, for the benefit of the Lenders, in respect thereof; and (iii) total Capital Expenditures in respect of this location for the period from inception through May 31, 2001 shall not exceed, in any event, $1,000,000 (and all such expenditures shall be counted against the maximum "per quarter" and "annual" limitations on Capital Expenditures set forth hereinabove).

     10. Amendment to Existing Section 5.19(c): Section 5.19(c) of the Participation Agreement (Franchise Fees) is hereby amended by deleting Section 5.19(c) in its entirety and substituting in its place the following revised
Section 5.19(c):

     (c) INTENTIONALLY OMITTED

     11.  Amendment  to  Existing  Section  5.19(e):   Section  5.19(e)  of  the
Participation Agreement (Bank Accounts) is hereby amended by adding "in furtherance of any Cash Management Services Contracts" after the words "its business" and before the words "and make endorsements".

     12. Amendment to Existing Section 5.19(i): Section 5.19(i) of the Participation Agreement (Special Life Insurance Program) is hereby amended by deleting Section 5.19(i) in its entirety and substituting in its place the following revised Section 5.19(i):

     (i) INTENTIONALLY OMITTED

     13. Amendment to Existing Section 5.19(j): Section 5.19(j) of the Participation Agreement (Restaurant Concepts) is hereby amended by deleting
Section 5.19(j) in its entirety and substituting in its place the following revised Section 5.19(j):

     (j) INTENTIONALLY OMITTED

     14. Amendment to Existing Section 5.19(k): Section 5.19(k) of the Participation Agreement (Other Advances) is hereby amended by deleting Section 5.19(k) in its entirety and substituting in its place the following revised
Section 5.19(k):

     (k) Advances to Affiliates. Continue to hold Debt evidencing loans and advances to Affiliates made prior to the Seventh Amendment Date, to the extent disclosed on Schedule 5.19K, provided that (i) all promissory notes and other instruments evidencing such Debts, together with any security therefor, shall have been pledged and set over to the Administrative Agent pursuant to the Security Agreement as of the Seventh Amendment Date, and (ii) all such loans and advances shall have been repaid in full on or prior to the Termination Date, and
(iii) no new loans and advances to Affiliates may be made on or subsequent to the Seventh Amendment Date.

     15. Amendment to Existing Section 5.19:The last paragraph of Section 5.19(l) of the Participation Agreement is hereby amended by deleting such paragraph in its entirety and substituting in its place the following revised paragraph:

     In the event that, and to the extent that, as of the Seventh Amendment Date, any of the terms or conditions set forth in this Section 5.19 (or in Section 5.20 or Section 5.21 below) shall operate to restrict the ability of any Consolidated Subsidiary to (i) pay dividends or make distributions permitted under applicable law on any capital stock of such Subsidiary owned by the Lessee or any other Consolidated Subsidiary, (ii) pay any indebtedness or other obligation owed to the Lessee or any other Consolidated Subsidiary, (iii) make loans or advances to the Lessee or any other Consolidated Subsidiary, or (iv) transfer any of its property or assets to Lessee or any other Consolidated Subsidiary (the "Subsidiary Activities"), and the imposition of such restriction on any such Subsidiary Activities pursuant hereto is expressly prohibited under, or constitutes an event of default under, the terms of the Senior Notes Indenture, then, notwithstanding the foregoing, such Subsidiary Activities shall be permitted.

     16. Amendment to Existing Section 5.20.Section 5.20 of the Participation Agreement (Debt) is hereby amended by deleting Section 5.20 in its entirety and substituting in its place the following revised Section 5.20:

     5.20 Debt.

     The Lessee will not incur, assume or suffer to exist any Debt or obligation under any Guarantee (or permit any Subsidiary to do so), except for: (i) Debt for Borrowed Money existing on the date of this Agreement and disclosed on
Schedule 5.20; (ii) Debt and Guarantees incurred pursuant to this Agreement or the other Loan Documents; (iii) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (iv) accrued pension fund and other employee benefit plan obligations and liabilities (provided, however, that such Debt does not result in the existence of any Event of Default or Default under any other provision of this Agreement); (v) deferred taxes; (vi) Debt resulting from endorsements of negotiable instruments received in the ordinary course of its business; (vii) Debt arising under or in connection with any Wachovia Cash Management Service Contract; (viii) Capitalized Lease Obligations, to the extent otherwise then permitted to be incurred under Section 5.19(b), and Purchase Money Debt, so long as the aggregate amount of Capitalized Lease Obligations and Purchase Money Debt does not exceed, at any one time, fifteen percent (15%) of Tangible Net Worth; (ix) the Subordinated Debt; (x) the Senior Notes; (xi) the Morgan Obligations; and
(xii) the SPV Master Lease Guaranty. Without limitation of the foregoing, subsequent to the Seventh Amendment Date, neither the Lessee nor any of its Subsidiaries shall enter into, assume or incur liability under, (i) any Interest Swap Contract, except the Morgan Swap Contract, or (iii) any Cash Management Service Contract, except the Wachovia Cash Management Service Contract.

     17. Amendment to Existing Section 5.21. Section 5.21 of the Participation Agreement (Dividends and Distributions) is hereby amended by deleting Section
5.21 in its entirety and substituting in its place the following revised Section 5.21:

     5.21 Dividends and Distributions.

     The Lessee will not, nor will the Lessee permit any Subsidiary to, (i) pay any cash dividend; (ii) make any capital distribution; (iii) redeem, repurchase or retire for cash any Capital Stock provided, however, that, notwithstanding the foregoing, each Subsidiary pay dividends and may make other distributions on any Capital Stock of such Subsidiary which is owned by the Lessee or another Consolidated Subsidiary which is a Subsidiary Guarantor.

     18. Amendment to Existing Section 5.23: Section 5.23 of the Participation Agreement (Subsidiary Guaranties) is hereby amended by deleting Section 5.23 in its entirety and substituting in its place the following revised Section 5.23:

     5.25 Subsidiaries.

     The Lessee will not, and will not permit any Subsidiary to, create or acquire any Subsidiary subsequent to the Seventh Amendment Date.

     19. Amendment to Existing Section 5.24: Section 5.24 of the Participation Agreement (Stock Purchases, Etc.) is hereby amended by deleting Section 5.24 in its entirety and substituting in its place the following revised Section 5.24:

     5.24 Stock Purchases, Etc.

     The Lessee will not, and will not permit any Consolidated Subsidiary of the Lessee, to purchase any Capital Stock of the Lessee, whether in a "spot" transaction, pursuant to an Equity Forward Contract or otherwise; nor will the Lessee issue any Redeemable Preferred Stock subsequent to the Seventh Amendment Date; nor will the Lessee create any new class of, or issue any new voting
Capital Stock, or warrants to acquire new voting Capital Common Stock, subsequent to the Seventh Amendment Date (except pursuant to Section 2.6.6 of the Credit Agreement).


     20. Amendment to Existing Section 5: Section 5 of the Participation Agreement is hereby further amended by adding the following new Sections 5.33, 5.34, 5.35, 5.36, and 5.37:

     5.33 Financial Products.

     The Lessee will not, and will not permit any Subsidiary to enter into, or assume obligations under, (i) any Equity Forward Contracts; or (ii) any Interest Swap Contracts, except the Morgan Contract; nor will the Lessee modify or amend any material term, covenant or condition of the Morgan Contract.

     5.34 Operating Leases.

     The Lessee will not, and will not permit any Subsidiary, to enter into any lease (including any Synthetic Lease, but excluding any renewals of existing leases and any Capital Leases), other than: (i) the SPV Master Lease and (ii) those leases existing on the Seventh Amendment Date and, if annual rentals thereunder exceed One Hundred Fifty Thousand Dollars ($150,000), listed on
Schedule 5.34; and (iv) other leases of machinery and equipment entered into subsequent to the Seventh Amendment Date, provided that the aggregate rentals thereunder, determined on a per Fiscal Year basis, do not exceed One Million Dollars ($1,000,000).

     5.35 Real Property.

     The Lessee will not, and will not permit any Subsidiary, to acquire ownership of any real property, or any interest in real property, such as, but not limited to, a ground lease, a building on such real property, an estate for years or a long-term (or short-term) lease.

     5.36 Accounts Payable.

     Effective beginning with the Fiscal Quarter ending closest to June 30, 2001, the Lessee will not, and will not permit its Subsidiaries, to have either:
(i) more than fifty percent (50%) of its and their total accounts payable be more than forty-five (45) days past due date for payment; or (ii) more than twenty percent (20%) of its and their total accounts payable be more than sixty
(60) days past due for payment.

     5.37 Sales Tax.

     Effective beginning with the Fiscal Quarter ending closest to June 30, 2001, the Lessee will not, and will not permit its Subsidiaries, to have its and their total sales taxes (including late charges, penalties and interest) exceed at any time Eight Million Dollars ($8,000,000).

     21. Amendment to Appendix A: Appendix A of the Participation Agreement is amended by adding the following definitions to Appendix A in the proper alphabetical order:

     "Asset Recovery" means any collections, returns of capital or other recoveries made by the Lessee or any of its Subsidiaries in respect of any Investments of the types described in clauses (iii), (v), (vi) and (viii) of
Section 5.19.

     "Cash Management Services Contract" means any agreement between the Lessee or any of its Subsidiaries and any financial institution for the provision of services to the Lessee or such Subsidiary by such financial institution for the retrieval, depositing, payment, transmission, collection or concentration of cash, credit card receipts, checks, drafts or other payment items.

     "Hops" shall mean Hops Grill & Bar, Inc. a Florida corporation and wholly-owned Subsidiary of the Lessee.

     "Hops Marks" shall mean any trade names, trademarks, service marks and other commercial symbols and applications related to the operation of "Hops Restaurant Bar & Brewery" restaurants on the realty which is the subject of the Sale-Leaseback Agreement.

     "Hops Marks License" shall mean the License Agreement, dated of even date with the Sale-Leaseback Agreement, between the Lessee, as licensor, and the SPV, as licensee, concerning the licensing of the Hops Marks to the SPV; together with all schedules and Exhibits thereto; and any modifications or amendments thereof.

     "Interest Swap Contract" means, generally, any "swap," "cap," "collar" or any similar arrangement made between the Lessee (or any Subsidiary) and a financial institution with respect to variable interest rates payable by the Lessee (or such Subsidiary) on its Debts. The term "Interest Swap Contracts" shall extend to and include all derivative contracts.

     "Morgan" means Morgan Guaranty Trust Company of New York, its successors and assigns.

     "Morgan Obligations" means all debts, liabilities and obligations of the Lessee to Morgan arising under or in respect of the Morgan Swap Contract.

     "Morgan Swap Contract" means the Master Agreement, dated June 3, 1996, made between Morgan and the Lessee, evidencing their Interest Swap Contract; as it may be amended or modified from time to time.

     "Seventh Amendment Effective Date" shall mean, April 1, 2001.

     "SPV" shall mean Pubs Property, LLC, a Delaware limited liability company which is not Affiliated with the Lessee.

     "SPV Master Lease" shall mean the Master Lease Agreement, dated on or about October 13, 2000, between the SPV, as lessor, and Hops, as lessee, made pursuant to the Sale-Leaseback Agreement; together with all schedules and exhibits thereto, and any modifications and amendments thereof.

     "SPV Master Lease Guaranty" shall mean the Guaranty Agreement, dated on or about the Sale-Leaseback Date, made by the Lessee to and in favor of the SPV, concerning the guaranty by the Lessee of the payment obligations of Hops to the

SPV arising under the SPV Master Lease; together with all schedules and Exhibits thereto, and any modifications and amendments thereof.

     "Wachovia Cash Management Services Contract" means any Cash Management Services Contract between Wachovia and the Lessee or one or more of its Subsidiaries existing on or subsequent to the Seventh Amendment Date.

     22. Amendment to Appendix A: Appendix A of the Participation Agreement is amended by deleting the definitions of "Asset Sale", "Capital Expenditure", "Capital Stock", "Change of Control", "EBITDA", "EBITDAR", "Fixed Charge
Coverage Ratio", "Net Cash Proceeds", "Purchase Money Liens", "Subordinated Debt", "Tangible Net Worth" and "Total Debt" in their entirety and replacing such definitions in Appendix A in the proper alphabetical order with the following definitions:

     "Asset Sale" shall mean the sale, lease, transfer or other disposition by the Lessee or any of its Subsidiaries of any of its or their respective Properties subsequent to the Seventh Amendment Date, excluding, however, therefrom inventory sold or used equipment traded-in, in each case, in the ordinary course of business. The term "Asset Sale" shall also include, without limitation, the involuntary disposition of Properties by eminent domain, condemnation and casualty loss.

     "Capital Expenditures" means any expenditure (whether payable in cash or other property or accrued as a liability) by a Person for, or in respect of, assets which, in accordance with GAAP, would be classified on the balance sheet of such Person as property, plant or equipment at such date. The term "Capital Expenditures" includes, without limitation, Capitalized Lease Obligations.

     "Capital Stock" means, for the Lessee or any of its Subsidiaries, (i) if a corporation, its nonredeemable capital stock, whether common or preferred; (ii) if a partnership (including limited partnerships), any partnership interests therein; and (iii) if a limited liability company, any membership interests therein.

     "Change of Control" shall mean that (i) Tom E. DuPree, Jr. shall cease to own and control, beneficially and with power to vote, at least twenty-five percent (25%) of the outstanding shares of the voting Capital Stock of the Lessee; or (ii) any Person (other than Tom E. DuPree, Jr.) or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the outstanding shares of the voting Capital Stock of the Lessee; or (iii) as of any date, a majority of the Board of Directors of the Lessee consists of individuals who were not either (A) directors of the Lessee as of the corresponding date of the previous year, (B) selected or nominated to become directors by a Board of

Directors of the Lessee of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Lessee of which a majority consisted of individuals described in clause (A) and individuals described in clause (B).

     "EBITDA" shall mean, for any fiscal period of the Lessee and its Consolidated Subsidiaries, that amount equal to the sum, determined in accordance with GAAP, of the Consolidated Net Income of the Lessee and its Consolidated Subsidiaries for such period (considered without regard to (i) any extraordinary gains or losses, (ii) any gains or losses arising from the sale of assets, and (iii) any gains or losses arising from any activities outside the normal course of Lessee's business operations as conducted on the Seventh Amendment Date); plus, without duplication, and to the extent deducted from revenue in determining Consolidated Net Income, depreciation and amortization expense and any other non-cash charges for such period, interest expense for such period, and taxes for such period.

     "EBITDAR" shall mean, for any fiscal period of the Lessee and its Consolidated Subsidiaries, that amount equal to the sum of EBITDA for such period plus operating lease payments of Lessee and its Consolidated Subsidiaries required to be made for such period.

     "Fixed Charge Coverage Ratio" shall mean, for any fiscal period of the Lessee, the ratio which (A) the sum of (i) EBITDAR for such period plus (ii) the sum (without duplication) of (a) any cash dividends paid in respect of Redeemable Preferred Stock during such period, plus (b) any payments made or accrued during such period (howsoever denominated or construed) in respect of any TECONS in such period, regardless of maturity or the timing of any redemption or repurchase rights granted in regard thereto (the foregoing herein called "TECONS Payments"), bears to (B) the sum (without duplication), for the same such period, of: (i) any cash dividends paid in respect to Redeemable Preferred Stock, plus (ii) that portion of any TECONS Payments actually paid in cash; plus (iii) operating lease payments which were owed by the Lessee and its Consolidated Subsidiaries for the same such period; plus (iv) interest expense; plus (v) all payments made (including payments made in settlement of existing obligations or claims) under, or in respect of, any Interest Swap Contracts, whether now or hereafter existing; in each case, for the Lessee and its Consolidated Subsidiaries for the same such period; all as determined under GAAP.

     "Net Cash Proceeds" shall mean, the total cash proceeds received by the Lessee or any of its Subsidiaries from any Asset Sale or Asset Recovery, less
(i) provisions for all taxes actually paid or payable as a result thereof, (ii) any direct costs incurred by Lessee or any Subsidiary associated therewith, and

(iii) in the case of an Asset Sale, any payments made to repay any indebtedness or other obligation outstanding at the time of Asset Sale that is secured by a Purchase Money Lien on the Property or assets sold.

     Purchase Money Liens" means Liens securing the payment of Purchase Money Debt, so long as such Lien are limited solely to not more than the Property so acquired, secure only the Purchase Money Debt so incurred in connection with such acquisition, and are terminated upon payment in full of such Purchase Money Debt.

     "Subordinated Debt" shall mean Debt of the Lessee evidenced by, and limited to, the Subordinated Notes.

     "Tangible Net Worth" shall mean the difference at any time between (i) the sum of (A) Stockholders' Equity of the Lessee and its Consolidated Subsidiaries at such time plus (B) the TECONS and (ii) the sum of all those assets of the Lessee and its Consolidated Subsidiaries at such time constituting (A) goodwill, patents, copyrights, trademarks, trade names and other intangible assets, as determined under GAAP, plus (B) write-ups of any assets occurring subsequent to the Fiscal Year ending closest to December 31, 2000, plus (C) unamortized debt discount and expense, as determined under GAAP, plus (D) deferred charges, as determined under GAAP, plus (E) any indebtedness owing to such Person by any Affiliate of such Person.

     "Total Debt" shall mean that portion of the Debt of the Lessee and its Consolidated Subsidiaries at any date equal to the sum (without duplication) of:
(i) all Debt for Borrowed Money at such date; plus (ii) all Capitalized Lease Obligations outstanding at such date; plus (iii) all Debts, liabilities and obligations which are Guaranteed by the Lessee or any Consolidated Subsidiary as of such date; plus (iv) all Debts, liabilities or obligations at such date to any seller incurred to pay the deferred price of property or services having a deferred purchase price of One Million Dollars ($1,000,000) or more, excepting, in any event, trade accounts payable arising in the ordinary course of business and purchase options prior to their exercise; plus (v) all Debts, liabilities and obligations outstanding at such date in respect of any Synthetic Leases; plus (vi) all Debts, liabilities and obligations arising under any Equity Forward Contracts, pending settlement; plus (vii) all Debts, liabilities and obligations arising under any Interest Swap Contracts; provided, however, that notwithstanding the foregoing, in making the foregoing calculation there shall be excluded from clause (iii) above, concerning, Debts, liabilities and obligations which are Guaranteed, any Guarantee by the Lessee or any Subsidiary given in respect of any of the former Applebee's locations owned or operated by the Lessee or any such Subsidiary.

     23. Amendment to Schedules: Schedules 5.8 and 5.19K of the Participation Agreement are amended by deleting Schedules 5.9 and 5.19K in their entirety and replacing such schedules with the attached Schedules 5.9 and 5.19K. In addition, the Participation Agreement is further amended by adding Schedules 5.11, 5.20 and 5.34 attached hereto.

                             C. WAIVERS AND CONSENTS

     Lessee has notified the Owner Trustee, the Holder, the Lenders and the Administrative Agent that the Administrative Agent under the Credit Agreement default to exist (the "Credit Agreement Default"), based on the Lessee's failure to comply with certain financial covenants set forth therein incorporated by reference therein pursuant to Sections 5.4, 5.5, 5.6, 5.7 and 5.7A thereof (the "Credit Agreement Covenants"). The existence and continuation of the Credit Agreement Default constitutes a Lease Event of Default under the Lease Agreement pursuant to Section 14(i) thereof (the "Cross-Default"). The Holder and the Lenders have agreed as an accommodation to Lessee to waive the Cross-Default, and do hereby waive the Cross-Default.

                            D. POST CLOSING COVENANT

     The Lessee agrees to deliver to the Administrative Agent no later than April 16, 2001, a list of Equipment for the Hop's location in Louisville, KY, Store #38, the Hop's location in Indianapolis, IN, Store #51, the Don Pablos location in Erie, PA #151, and the Canyon Cafe location in Nashville, TN, Store #16 (the "Closed Store Equipment List"). The Closed Store Equipment List shall detail (i) all of the Units that have been moved out of each such location, (ii) the value of each Unit (iii) the address for the new location where each such Unit is currently located and (iv) the Lease Schedule on which each such Unit originally listed. The Lessee acknowledges and agrees that the failure of the Lessee to deliver the Closed Store Equipment List by April 16, 2001, shall constitute an Event of Default under the Participation Agreement or the Lease Agreement, as the case may be.

                                E. MISCELLANEOUS

     1. Upon the Administrative Agent's receipt of executed signature pages from all parties to this Amendment, all amendments and waivers to the Participation Agreement and the Lease Agreement made herein shall become effective as of March 31, 1999, unless expressly stated to become effective as of any other date. Pursuant to Section 10.1 (a) of the Trust Agreement, the Holder authorizes and request that the Owner Trustee execute this Amendment.

     2. Except as expressly set forth herein, this Amendment shall be deemed not to waive or modify any provision of the Participation Agreement or the other Operative Agreements, and all terms of the Participation Agreement, as amended hereby, and all other Operative Agreements shall be and remain in full force and effect and shall constitute a legal, valid, binding and enforceable obligations of the Lessee. All references to the Participation Agreement shall hereinafter be references to the Participation Agreement as amended by this Amendment. To the extent any terms and conditions in any of the Operative Agreements shall contradict or be in conflict with any terms or conditions of the Participation Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Participation Agreement as modified and amended hereby. It is not intended by the parties that this Amendment constitute, and this Amendment shall not constitute, a novation or accord and satisfaction.

     3. To induce the Owner Trustee, the Holder, the Lenders and the Administrative Agent to enter into this Amendment (A) Lessee hereby represents and warrants that the representations and warranties set forth in Section 3.2 of the Participation Agreement as amended hereby are true and correct, (B) Lessee hereby restates, ratifies and reaffirms each and every term and condition set forth in the Participation Agreement, as amended hereby, and in the Operative Agreements as amended hereby, and in the Operative Agreements, effective as of the date hereof; and (C) Lessee hereby certifies that no Lease Event of Default has occurred and is continuing.

     4. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     6. This Amendment shall be binding on, and shall inure to the benefit of, the successors and assigns of the parties hereto.

     7. In the event that any part of this Agreement shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part thereof.

     8. TIME IS OF THE ESSENCE UNDER THIS AGREEMENT.

     9. The parties agree that their signatures by telecopy or facsimile shall be effective and binding upon them as though executed in ink on paper but that the parties shall exchange original ink signatures promptly following any such delivery by telecopy or facsimile.

     10. Lessee agrees to pay all costs and expenses of Administrative Agent incurred in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Operative Agreements executed in connection herewith, including the reasonable fees and out-of-pocket expenses of Administrative Agent's counsel.

     11. This Amendment shall constitute an Operative Agreement for all purposes of the Participation Agreement and shall be governed accordingly.

                                                [Signatures appear on next page]

     IN WITNESS WHEREOF, the Lessee, the Owner Trustee, the Holder, each Lender and the Administrative Agent have set their hands as of the day and year first above written.

                                            "LESSEE"

                                            AVADO BRANDS, INC. formerly known as
                                            Apple South, Inc.


                                            By:_________________________________
                                                Name:
                                                Title:

                                            Attest:_____________________________
                                                Name:
                                                Title:

                                            "OWNER TRUSTEE"

                                            FIRST SECURITY BANK, N.A.


                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            "HOLDER"

                                            STI CREDIT CORPORATION

                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            "LENDERS"

                                            SUNTRUST BANK, formerly known as
                                            SunTrust Bank,  Atlanta,  as the
                                            Administrative  Agent and
                                            as a Lender


                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            FLEET CAPITAL CORP., as successor in
                                            interest to BancBoston Leasing, Inc.


                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            SOUTHTRUST BANK, N.A.


                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________


     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-Q, the Registrant hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.